  Exhibit 99.1

Marta Tienda Appointed to Novume Solutions Board of Directors

CHANTILLY, VA / ACCESSWIRE / December 19, 2017 / Novume Solutions, Inc. (OTCQX: NVMM; OTCQX: NVMMP; OTCQX: NVMMW), a holding company of leading professional services firms, announced today that it has named a fourth independent member to its seven-member Board of Directors. Marta Tienda is Maurice P. During Professor in Demographic Studies and Professor of Sociology and Public Affairs at the Woodrow Wilson School of Public and International Affairs at Princeton University and an independent trustee of the Teachers Insurance Annuity Association (TIAA), the Alfred P. Sloan Foundation, and the Jacobs Foundation of Switzerland. She is the Director of the Wilson School's Program in Latino Studies and also a member of the Research Advisory Committee of the American Education Research Association and the Mellon Foundation Advisory OCI Committee. Professor Tienda has previously served on the boards of Brown University, the Federal Reserve Bank of New York, the W.T. Grant Foundation, the Carnegie Corporation of New York, the Kaiser Family Foundation, and the Russell Sage Foundation. Professor Tienda earned a BA from Michigan State University and an MA and PhD from the University of Texas at Austin.

In announcing the appointment, James McCarthy, Chairman of the Board of Novume, said “Professor Tienda's work on important social issues such as educational inequality has had a major impact on public attitudes and governmental policy in the United States. She is known for her inquiring mind and respected for her rigorous analytical capabilities. We are excited to bring her perspective and dedication to the development of human potential to our enterprise. As an independent director and a member of our Governance and Compensation Committees, we expect her to make important contributions to our Board. Her appointment is also an important step in fulfilling the requirements of NASDAQ with respect to our listing application.”

“As a premier human resource provider, we want to be sure that our Board is in touch with the aspirations and needs of a smart, diverse, multi-generational workforce and is familiar with the broader issues surrounding human capital development” said Novume CEO Robert Berman, “Professor Tienda's dedication to working with her students at Princeton, as well as her outstanding contributions to the field of public policy in education, make her a perfect fit.”

Professor Tienda’s appointment was recommended to the Board by the Governance Committee on December 8, 2017 and approved on December 18, 2017. According to Paul de Bary, Lead Director, “Our awareness of major public policy issues is very important to our client base of leading companies. Marta's extensive work as a board member and advisor to major financial and educational institutions, as well as many of the nation's leading philanthropic foundations, deepens our understanding in this important area and will help us with both long range planning and gap analysis.”

Professor Tienda’s appointment is effective immediately.

About Novume Solutions, Inc.

Novume is a holding company of leading professional services firms. These firms aggregate highly-specialized, difficult-to-find talent and have the scale and systems to deploy that talent efficiently at the enterprise-level at a moment’s notice. Novume focuses on the logistics of procuring highly-specialized human resources and delivering critical definitive knowledge to the right place at the right time. Whether we manage our client’s workforce or provide them with the tools to manage their own success, they need exceptional people with distinctive experience. We do that.

For more information, please visit Novume.com.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

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Contact:

Novume Solutions, Inc.

info@novume.com

SOURCE: Novume Solutions, Inc.